UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2012

MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive Suite 150
Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 753-3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2012, Mueller Industries, Inc. (the “Company”) entered into a share repurchase agreement (the “Repurchase Agreement”) with Leucadia National Corporation (“Leucadia”) and BEI-Longhorn, LLC (“BEI Longhorn”), pursuant to which the Company has agreed to repurchase 10,422,859 shares of the Company’s common stock owned by BEI Longhorn, a wholly owned subsidiary of Leucadia, at a price per share of $41.00, resulting in an aggregate purchase price of $427,337,219 (the “Repurchase Transaction”). The closing of the Repurchase Transaction (the “Closing”) is expected to occur on or before September 26, 2012, subject to customary closing conditions. The Repurchase Transaction was approved by the Company’s Board of Directors following the recommendation of the directors not affiliated with Leucadia (the “Disinterested Directors”) and will be funded using available cash on hand and borrowings under the Company’s existing credit facility.

In connection with the Repurchase Transaction, the Company and Leucadia also executed and delivered an amended and restated letter agreement, dated September 23, 2012 (the “Amended Standstill Agreement”). The Amended Standstill Agreement, which will become effective upon the Closing, amends and restates the Letter Agreement, dated September 2, 2011, by and between the Company and Leucadia, to provide that, among other things, (i) from and after the Closing until September 2, 2013, Leucadia may not acquire shares of the Company’s common stock without the approval of a majority of the Disinterested Directors; (ii) Leucadia’s preemptive rights, registration rights and Board designation rights will be terminated upon the Closing and (iii) from and after the Closing until September 2, 2013, Leucadia may not employ or solicit to employ any of the Company’s current officers or employees.

The above descriptions of the Repurchase Agreement and the Amended Standstill Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Repurchase Agreement and the Amended Standstill Agreement, copies of which have been filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02. On September 23, 2012, in connection with the Company’s entry into the Repurchase Agreement, the Company and Leucadia mutually agreed to terminate the Registration Rights Agreement, dated May 17, 2012, by and between the Company and Leucadia (the “Registration Rights Agreement”). The termination of the Registration Rights Agreement will become effective upon the Closing. Following the termination of the Registration Rights Agreement, the Company will no longer be under any obligation to register any of its securities for Leucadia and its affiliates.

The above description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2012, and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02. Pursuant to the terms of the Repurchase Agreement, Ian M. Cumming and Joseph S. Steinberg are obligated to resign from the Company’s Board of Directors effective upon the Closing.

Item 8.01 Other Events.

On September 24, 2012, the Company issued a press release announcing the matters set forth in Items 1.01 and 5.02 of this Current Report on Form 8-K. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Share Repurchase Agreement, dated as of September 23, 2012, by and among Mueller Industries, Inc., Leucadia National Corporation and BEI-Longhorn, LLC.

10.2	Amended and Restated Letter Agreement, dated as of September 23, 2012, by and between Mueller Industries, Inc. and Leucadia National Corporation.

99.1	Press Release, dated September 24, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

Dated: September 24, 2012

By:  /s/ Gary C. Wilkerson

Name: Gary C. Wilkerson

Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Share Repurchase Agreement, dated as of September 23, 2012, by and among Mueller Industries, Inc., Leucadia National Corporation and BEI-Longhorn, LLC.

10.2	Amended and Restated Letter Agreement, dated as of September 23, 2012, by and between Mueller Industries, Inc. and Leucadia National Corporation.

99.1	Press Release, dated September 24, 2012.

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